                                       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the  incorporation by reference in the  Registration  Statement on Form S-3 (No.  333-XXXXX) of our reports,  each dated February 27, 2004, relating to the financial  statements of American Skandia Life Assurance  Corporation  ("American Skandia") as
of December  31, 2003 and for the four months ended April 30, 2003 and the eight months  ended  December  31, 2003,  which  reports are included in American Skandia's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
June 29, 2004